EXHIBIT 21
LIST OF SUBSIDIARIES OF SPARTAN STORES, INC.

1.	CAPISTAR, INC.

	Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Capistar, Inc. Associated Grocers of Michigan

2.	FAMILY FARE, INC.

Jurisdiction of Incorporation: Names under which business is conducted:

Michigan
Family Fare, Inc.
Ashcraft's Markets
Ashcraft's Pharmacy
Family Fare Management Services, Inc.
Family Fare Trucking, Inc.
Family Fare Pharmacy
Family Fare Supermarket
Glen's Markets
Glen's Pharmacy
Glen's Pharmacy #1523
Grand Valley Food Center
Great Day Food Centers
Great Day Markets
Great Day Food Store
Great Day Pharmacy
Spartan Retail
32nd Street Baking Co.

- FAMILY FARE, INC. subsidiaries include:

(a) PREVO'S FAMILY MARKETS, INC.

Jurisdiction of Incorporation: Michigan
	Names under which business is conducted:	Prevo's Family Markets, Inc. Prevo's Pharmacy of Chum's Corner Prevo's Pharmacy of Bellaire Prevo's Pharmacy #636 Prevo's Pharmacy #122

	(b)	PFM MANAGEMENT L.L.C. (PFM Management L.L.C. is owned 2% by Family Fare, Inc. and 98% by Prevo's Family Markets, Inc.)

	Jurisdiction of Formation:	Michigan
	Names under which business is conducted:	PFM Management L.L.C.

(c) MDP, L.L.C.
(Family Fare, Inc. has a 65% interest in MDP, L.L.C.

	Jurisdiction of Formation:	Michigan
	Names under which business is conducted:	MDP, L.L.C.

3.	J.F. WALKER COMPANY, INC.

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	J. F. Walker Company, Inc.

4.	L & L/JIROCH DISTRIBUTING COMPANY

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	L & L/Jiroch Distributing Company Johnson Food Service, Inc.

5.	MARKET DEVELOPMENT CORPORATION

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	Market Development Corporation Ludington Corner Ludington Corners Ludington Plaza Westland of Three Rivers Harvest Place Cascade East Kentwood Center Jefferson Square Market Street Plaza

6.	SI INSURANCE AGENCY, INC. (Formerly Shield Insurance Services, Inc.)

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	SI Insurance Agency, Inc.

7.	SPARTAN INSURANCE COMPANY LTD.

	Jurisdiction of Incorporation:	Bermuda
	Names under which business is conducted:	Spartan Insurance Company Ltd.

8.	UNITED WHOLESALE GROCERY COMPANY

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	United Wholesale Grocery Company

9.	SEAWAY FOOD TOWN, INC.

	Jurisdiction of Incorporation:	Michigan
	Names under which business is conducted:	Seaway Food Town, Inc. Handy Pantry Kash N' Karry Warehouse Valley Farm Foods Balduf Bakeries Spartan Retail

- SEAWAY FOOD TOWN, INC. subsidiaries include:

(a)	BUCKEYE DISCOUNT, INC.

Jurisdiction of Incorporation: Ohio
	Names under which business is conducted:	Buckeye Discount, Inc.

(b)	NORTHERN DISTRIBUTING CO.

Jurisdiction of Incorporation: Ohio
	Names under which business is conducted:	Northern Distributing Co.

(c)	TRACY & AVERY FOOD TOWN, INC.

Jurisdiction of Incorporation: Ohio
	Names under which business is conducted:	Tracy & Avery Food Town, Inc.

(d)	VALLEY FARM DISTRIBUTING CO. (Formerly Second Fjord Properties, Inc.)

Jurisdiction of Incorporation: Ohio
	Names under which business is conducted:	Valley Farm Distribution Co. VFD

(e)	PORT CLINTON REALTY COMPANY (Partnership)

Jurisdiction of Incorporation: Ohio
	Names under which business is conducted:	Port Clinton Realty Company

(f)	CUSTER PHARMACY, INC.

Jurisdiction of Incorporation: Michigan
	Names under which business is conducted:	Custer Pharmacy, Inc. Food Town Pharmacy, Inc.

(g)	GRUBER'S FOOD TOWN, INC.

Jurisdiction of Incorporation: Michigan
	Names under which business is conducted:	Kash N' Karry Super Food Stores Kash N' Karry Warehouse Mart The Pharm W.D.'s Deep Discount

(h)	THE PHARM OF MICHIGAN, INC.

Jurisdiction of Incorporation: Michigan
	Names under which business is conducted:	The Pharm of Michigan, Inc.